Exhibit 99.1

April 29, 2020

To the Board of Directors

Andover National Corporation

333 Avenue of the Americas, Suite 2000

Miami, FL 33131

Due to challenges at our firm as a result of the COVID-19 pandemic, we need additional time to complete the consolidated audit of Smith’s Tree Care, Inc. to be included in Andover National Corporation’s (the “Company”) filing on Form 8-K/A. We agree with the Company that it is necessary to file this report on Form 8-K to request the additional 45-day extension to file the report on Form 8-K/A.

Very Truly Yours,

MaloneBailey, LLP

Houston, TX